Page 1 of 2 Director Compensation Policy Effective April 2, 2024 CARRIAGE SERVICES, INC. DIRECTOR COMPENSATION POLICY (Revised and Effective April 2, 2024) 1. Definitions. A. Independent Director – Any Carriage Services Inc. (“Carriage”) director who meets the independence requirements of the New York Stock Exchange (or such other exchange or quotation system upon which the shares of its Common Stock are listed or quoted). B. Management Director - Any Carriage director who does not qualify as an Independent Director. No Management Director shall receive compensation pursuant to this policy. 2. Retainer. A. Generally. Each Independent Director is entitled to an annual retainer of $150,000, payable in quarterly installments of $37,500 each at the end of each quarter. The amount of the retainer is subject to proration if the individual is an Independent Director eligible to receive the retainer for less than the full period in question. B. Board Chair. The Board Chair, so long as he or she is an Independent Director, shall be entitled to an additional annual retainer of $20,000, payable in quarterly installments of $5,000 each at the end of each quarter. The amount of the retainer is subject to proration if the individual is eligible to receive the retainer for less than the full period in question. C. Committee Chair. The Chair of the Audit Committee shall be entitled to an additional annual retainer of $20,000, payable in quarterly installments of $5,000 each at the end of each quarter. The Chair of the Corporate Governance/Nominating Committee shall be entitled to an additional annual retainer of $10,000, payable in quarterly installments of $2,500 each at the end of each quarter. The Chair of the Compensation Committee shall be entitled to an additional annual retainer of $15,000 payable in quarterly installments of $3,750 each at the end of each quarter. The amount of each retainer is subject to proration if the individual is eligible to receive the retainer for less than the full period in question. D. Common Stock Election. Any Carriage director entitled to a retainer as set forth under A, B, and C, shall receive 60% of the retainer in unrestricted shares of Carriage's Common Stock, $.01 par value ("Common Stock") and 40% of the retainer in cash. A Carriage director may elect to receive more than 60% of his or her retainer in Common Exhibit 10.5

Page 2 of 2 Director Compensation Policy Effective April 2, 2024 Stock by providing the Company with written or electronic notice indicating the percentage of the retainer he or she would like to receive in Common Stock. If a Carriage director has attained the target stock ownership requirement, as outlined in the Carriage Services, Inc. Share Ownership Guidelines and Share Retention Policy (the “Stock Ownership Policy”), then he or she may elect to receive retainers in any allocation of Common Stock or cash as may be preferred by the director, for as long as the director maintains ownership of Common Stock in accordance with the required target. The number of shares of such Common Stock shall be determined by dividing the elected amount by the closing price of Carriage’s Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock shall vest immediately. Any electronic or written notice regarding retainers paid in Common Stock shall remain effective until notice otherwise is made electronically or in writing to Carriage. E. The measurement period for the services provided under A, B & C commences on the date of the Annual Meeting of Stockholders. 3. Attendance at Board Meetings. A. Reimbursement. All Directors are entitled to be reimbursed for reasonable out-of- pocket travel and lodging expenses in attending Board and Committee meetings in person, in accordance with Carriage's travel and entertainment policies. B. All meeting fees and reimbursement shall be made at the end of the quarter in which the meeting was held and the request for reimbursement made. 4. New Directorship. Any new Independent Director will receive, upon admission to the Board, a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) which grant can be taken in cash, unrestricted shares of Common Stock, or a combination thereof. The number of shares of such Common Stock shall be determined by dividing the cash amount by the closing price of Carriage’s Common Stock on the date of grant, which shall be the date of admission to the Board. Such Common Stock shall vest immediately. 5. Registration. It is intended that Common Stock issued under Paragraphs 4 hereof will be registered under federal and state securities laws in accordance with any Registration Statement which is filed and becomes effective in connection with any Incentive Plan under which such Common Stock is issued. 6. Effectiveness. This Policy becomes effective immediately and applies to meetings attended after April 2, 2024.